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                                                                 EXHIBIT 10.34.2


                                  AMENDMENT TO
                           CHANGE OF CONTROL AGREEMENT

         This Amendment to Change of Control Agreement (this "Amendment") is entered into as of December 18, 2003, by and between Janus Capital Group Inc., a Delaware corporation (the "Company") and Mark B. Whiston (the "Executive"). Capitalized terms used herein but not otherwise defined herein shall have the respective meaning ascribed to them in the Change of Control Agreement (as defined below).

         WHEREAS, the Company and the Executive previously entered into that certain Change of Control Agreement, dated as of February 10, 2003 (the "Agreement"); and

         WHEREAS, the parties now desire to amend the Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the Company and the Executive hereby agree as follows:

         1. Section 3(b)(2) is hereby amended and restated in its entirety as follows:

         "(2) ANNUAL BONUS AND COMMISSION PAY. In addition to the Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Target Bonus as defined and described in SCHEDULE A hereto. To the extent that any such Annual Bonus shall not be deductible when otherwise accrued pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), the Company shall credit an account in the Executive's name under a deferred compensation plan to be established by the Company on or before March 31, 2004 (the "Deferred Compensation Plan"), which account shall be distributable to the Executive or his beneficiaries no earlier than the first date when the Company's accrual of the compensation deduction attributable to the payment of the balance in such deferred compensation account is not subject to the deduction limitations of
         Section 162(m)."

         2. The following new Section 3(b)(9) is hereby added to the Agreement:

         "(9) (A) If at the Effective Date the Annual Bonus for 2003 has not yet been paid in full in accordance with Section 3(b)(ii) of that certain Employment Agreement dated as of January 1, 2003 and amended as of even date herewith, by and between the Company and the Executive (as so amended, the "Employment Agreement"), any unpaid portion shall be paid in accordance with the provisions of said Section 3(b)(ii) and other applicable provisions of the Employment Agreement.

              (B) If at the Effective Date any components of the One-Year Retention Bonus and/or the Eighteen-Month Retention Bonus (as such terms are defined in the Employment Agreement) have not yet vested or, if vested, have not yet been paid to the Executive, all such unvested and unpaid components shall continue to be subject to vesting and payment in accordance with the provisions of



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         Section 3(b)(ix)(A) or Section 3(b)(ix)(B) of the Employment Agreement,
         whichever may be applicable, and other applicable provisions of the Employment Agreement. In addition, the provisions of Section 3(b)(x) of the Employment Agreement with respect to the stock grants under Section 3(b)(ix) of the Employment Agreement shall continue to apply with respect to the stock grants granted to the Executive as provided for under said Section 3(b)(ix) of the Employment Agreement.

                  (C) The provisions of the Employment Agreement relating to the payment of the 2003 Annual Bonus, the One-Year Retention Bonus and the Eighteen-Month Retention Bonus (as such terms are defined in the Employment Agreement) shall survive the Effective Date for such time as is necessary or appropriate to give effect to the provisions of the foregoing subsections (A) and (B)."

         3. Section 4(c)(7) is hereby amended and restated in its entirety as follows:

                  "(7) the failure of the Executive to continue, except pursuant to his voluntary resignation or the failure of the Company shareholders to approve his reelection to serve as a member of the Board, to serve as Vice Chairman of the Board."

         4. Section 5(a)(1) is hereby amended and restated in its entirety as follows:

                  "(1) the Company shall pay to the Executive the aggregate of the following amounts:

                  (A) the sum of (1) the Executive's Annual Base Salary through the Date of Termination, (2) any unpaid bonus with respect to the fiscal year of the Company prior to the Date of Termination and calculated pursuant to the Executive's then current employment agreement, if any, or if no employment agreement is in effect, then the Target Bonus ("Current Bonus"), (3) any accrued and unpaid vacation, and (4) the product of (x) the Current Bonus and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); the Accrued Obligations described in the foregoing clauses (1), (2) and (3) shall be paid in a lump sum in cash within 30 days following the Date of Termination, and the Accrued Obligations described in the foregoing clause (4) shall be paid in a lump sum in cash on the later of (aa) any day within the first 30 days following the Date of Termination, or (bb) if not within the first 30 days following the Date of Termination, on the first day following such 30th day when the Company's deduction for the payment or accrual of the amount described in such clause (4) is not subject to the deduction limitations of Section 162(m); and



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                  (B) If the Date of Termination is on or before December 31,
         2005, an amount equal to the product of (1) three and (2) the sum of
         (x) the Annual Base Salary and (y) the average of the actual sales commissions and Annual Bonuses paid to the Executive by the Company and its predecessor with respect to the 2001 through 2003 fiscal years, minus the following amounts if the Executive shall have fully vested in and shall have received or shall be entitled to receive the One-Year Retention Bonus and/or the Eighteen-Month Retention Bonus (as such terms are defined in the Employment Agreement): (aa) with respect to the One-Year Retention Bonus, $2,500,000 for the stock grant pursuant to Section 3(b)(ix)(A)(1) of the Employment Agreement and $1,500,000 for the deferred compensation credit pursuant to Section 3(b)(ix)(A)(2) of the Employment Agreement, and (bb) with respect to the Eighteen-Month Retention Bonus, $1,000,000 for the stock grant pursuant to Section 3(b)(ix)(B)(1) of the Employment Agreement and $500,000 for the deferred compensation credit pursuant to Section 3(b)(ix)(B)(2) of the Employment Agreement. Such payment shall be made to the Executive on the later of (aa) any day within the first 30 days following the Date of Termination, or (bb) if not within the first 30 days following the Date of Termination, on the first day following such 30th day when the Company's deduction for the payment or accrual of the severance payment provided for hereunder is not subject to the deduction limitations of Section 162(m).

                  (C) If the Date of Termination is after December 31, 2005, an amount equal to the product of (1) two and (2) the sum of (x) the Annual Base Salary and (y) the average of the actual sales commissions and Annual Bonuses paid to the Executive by the Company and its predecessor with respect to the two fiscal years immediately prior to the Date of Termination, minus the following amounts if the Executive shall have fully vested in and shall have received or shall be entitled to receive the One-Year Retention Bonus and/or the Eighteen-Month Retention Bonus (as such terms are defined in the Employment Agreement): (aa) with respect to the One-Year Retention Bonus, $2,500,000 for the stock grant pursuant to Section 3(b)(ix)(A)(1) of the Employment Agreement, and $1,500,000 for the deferred compensation credit pursuant to Section 3(b)(ix)(A)(2) of the Employment Agreement, and (bb) with respect to the Eighteen-Month Retention Bonus, $1,000,000 for the stock grant pursuant to Section 3(b)(ix)(B)(1) of the Employment Agreement and $500,000 for the deferred compensation credit pursuant to Section 3(b)(ix)(B)(2) of the Employment Agreement. Such payment shall be made to the Executive on the later of (aa) any day within the first 30 days following the Date of Termination, or (bb) if not within the first 30 days following the Date of Termination, on the first day following such 30th day when the Company's deduction for the payment or accrual of the severance payment provided for hereunder is not subject to the deduction limitations of Section 162(m)."

         5. Section 5(a)(3) is hereby amended and restated in its entirety as follows:



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         "(3) any unvested cash and equity long-term incentive award or other incentive awards granted to the Executive, including any unvested shares of limited liability company interests, in the Company, Janus Capital Management LLC or in any of their affiliated companies held by the Executive (collectively, "Retention and Incentive Awards") shall immediately vest and/or be paid, as applicable, in full and any stock options shall, from and after such vesting, remain exercisable for the remainder of their respective terms, provided, however, in the case of a resignation for Good Reason described in the second-to-last sentence of Section 4(c), consisting of a resignation during the 30-day period following the first anniversary of the Effective Date, there shall be no accelerated vesting with respect to any of the components of the One-Year Retention Bonus and the Eighteen-Month Retention Bonus, as such terms are defined in the Employment Agreement; and"

         6. The second and third sentences of Section 5(b) are hereby amended and restated in their entirety as follows:

          "In addition, all Retention and Incentive Awards shall immediately vest and/or be paid, as applicable, provided, however, in the case of the One-Year Retention Bonus and the Eighteen-Month Retention Bonus (as such terms are defined in the Employment Agreement), such bonuses shall be paid on the first date after December 31, 2004 or June 30, 2005, whichever may be applicable, when the Company's accrual of the compensation deduction attributable to the payment of shares of Common Stock to the Executive or the payment of the balance in the deferred compensation account, whichever may be applicable, is not subject to the deduction limitations of Section 162(m). The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, within the time periods specified in Section 5(a)(1)(A)."

         7. The second and third sentences of Section 5(c) are hereby amended and restated in their entirety as follows:

         "In addition, all Retention and Incentive Awards, shall immediately vest and/or be paid, as applicable, provided, however, in the case of the One-Year Retention Bonus and the Eighteen-Month Retention Bonus (as such terms are defined in the Employment Agreement), such bonuses shall be paid on the first date after December 31, 2004 or June 30, 2005, whichever may be applicable, when the Company's accrual of the compensation deduction attributable to the payment of shares of Common Stock to the Executive or the payment of the balance in the deferred compensation account, whichever may be applicable, is not subject to the deduction limitations of Section 162(m). The Accrued Obligations shall be paid to the Executive within the time periods specified in
         Section 5(a)(1)(A)."

         8. The following sentence is hereby added at the end of Section 5(d):

                  "(d) Notwithstanding the foregoing, in the event that the Executive elects at any time during October 2004 to terminate his employment with the



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         Company as of January 1, 2005 (an "Optional Termination"), the Company
         shall pay to the Executive, in addition to the amounts set forth in the prior sentence, his Annual Bonus for 2004 and any unpaid Annual Bonus with respect to any prior fiscal year of the Company."

         9. Unless otherwise indicated, all references in this Amendment to designated "Sections" are to the designated Sections of the Agreement.

         10. Except as modified by the foregoing, the terms and conditions of the Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.

         11. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any such counterpart delivered by telecopy shall be effective as an original for all purposes.

         12. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         13. This Amendment shall be effective as of the date hereof.

                            (SIGNATURE PAGE FOLLOWS)



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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

                                             JANUS CAPITAL GROUP INC.


                                             By: /s/ LOREN M. STARR
                                                --------------------------------

                                             Its: Senior Vice President and
                                                   Chief Financial Officer


                                             MARK B. WHISTON

                                             /s/ MARK B. WHISTON
                                             -----------------------------------



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